Exhibit 10.2

SECURITY AGREEMENT

by and among

LINK MEDIA HOLDINGS, LLC,
as Borrower

and

The Other Grantors From Time to Time Party Hereto

in favor of

FIRST NATIONAL BANK OF OMAHA,

as Lender

Dated as of August 12, 2019

THIS SECURITY AGREEMENT, dated as of August 12, 2019 (this “Agreement”) is made by LINK MEDIA HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), and certain Subsidiaries of Borrower signatory hereto (together with Borrower and any Person which becomes a party hereto from time to time after the date hereof, collectively, the “Grantors”, and each, a “Grantor”), in favor of FIRST NATIONAL BANK OF OMAHA, a national banking association (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and Lender have, in connection with the execution and delivery of this Agreement, entered into that certain Credit Agreement, dated as of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

WHEREAS, Grantors will receive substantial direct and indirect benefits from the execution, delivery and performance of the obligations under the Credit Agreement and the other Credit Documents and each is, therefore, willing to enter into this Agreement.

WHEREAS, this Agreement is given by each Grantor in favor of Lender to secure the payment and performance of all of the Secured Obligations.

WHEREAS, it is a condition precedent to the making and maintaining of the Loans by Lender under the Credit Agreement from time to time that each Grantor execute and deliver the applicable Credit Documents, including this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and Lender hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.01     Definitions.

(a)     Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9 of the UCC.

(b)     The following terms shall have the following meanings:

“Acquisition Documentation” collectively, means any and all documents in which a Grantor has any rights related to the creation or acquisition of a direct or indirect Subsidiary, or the acquisition of capital stock or other Equity Interests of any Person (or the Subsidiary of a Person), including all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

“Acquisition Documentation Rights” means, collectively, with respect to each Grantor, all of such Grantor's rights, title and interest in, to and under the Acquisition Documentation, including (i) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of the Acquisition Documentation, (ii) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for monetary damages under or in respect of the agreements, documents and instruments referred to in the Acquisition Documentation or related thereto and (iii) all proceeds, collections, recoveries and rights of subrogation with respect to the foregoing.

“Annual Collateral Report” has the meaning set forth in Section 3.06(b) hereof.

“Agreement” has the meaning set forth in the Preamble hereof.

“Borrower” has the meaning set forth in the Preamble hereof.

“Claims” means any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral.

“Collateral Support” means all property assigned, hypothecated or otherwise securing any Pledged Collateral and shall include any security agreement or other agreement granting a Lien or security interest in such property.

“Commodity Account Control Agreement” means an agreement substantially in a form satisfactory to Lender establishing Lender’s Control with respect to any Commodity Account.

“Commodity Accounts” means, collectively, with respect to each Grantor, all “commodity accounts” as such term is defined in the UCC.

“Contracts” means, collectively, with respect to each Grantor, the Acquisition Documentation, the Intellectual Property Licenses, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral), between such Grantor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Contract Right” means any rights under a Contract, including any right to payment under a Contract not yet earned by performance and not evidenced by an Instrument or Chattel Paper.

“Control” means (i) with respect to any Deposit Account, “control,” within the meaning of Section 9-104 of the UCC, (ii) with respect to any Securities Account, Security Entitlement, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (iii) with respect to any Uncertificated Security, control within the meaning of Section 8-106(c) of the UCC, (iv) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (v) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (vi) with respect to Letter-of-Credit Rights, control within the meaning of Section 9-107 of the UCC and (vii) with respect to any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

“Control Agreements” means, collectively, any Deposit Account Control Agreement, Securities Account Control Agreement or Commodity Account Control Agreement.

“Copyrights” means, collectively, with respect to each Grantor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) including those listed in Schedule 5 hereof, all tangible embodiments of the foregoing and all copyright registrations and applications made by such Grantor, in each case, whether now owned or hereafter created or acquired by or assigned to such Grantor, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Credit Agreement” has the meaning set forth in the first Recital hereof.

“Deposit Account Control Agreement” means an agreement substantially in a form satisfactory to Lender establishing Lender’s Control with respect to any Deposit Account.

“Deposit Accounts” means, collectively, with respect to each Grantor, (i) all “deposit accounts” as such term is defined in the UCC and in any event shall include the and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition, but in any event specifically excluding any Payroll Account.

“Distributions” means, collectively, with respect to each Grantor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities from time to time received, receivable or otherwise distributed or distributable to such Grantor in respect of or in exchange for any or all of the Pledged Securities or Pledged Debt.

“Equity Interests” with respect to any Person, means all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Excluded Equity” means, any voting stock of any Foreign Subsidiary not required to be pledged to Lender under the Credit Agreement and any other Equity Interest hereafter expressly denoted by Lender as “Excluded Equity.”

“Excluded Property” means, collectively:

(i)     all Excluded Equity;

(ii)     any lease, license or other agreement or Contract or any property subject to a purchase money security interest, Lien securing purchase money debt or a Capitalized Lease Obligation or similar arrangement, in each case permitted to be incurred under the Credit Agreement, to the extent that a grant of a security interest or Lien therein would require a consent not obtained or violate or invalidate such lease, license or agreement or Contract or purchase money arrangement, Capitalized Lease Obligation or similar arrangement or create a right of termination in favor of any other party thereto (other than Borrower or another Grantor), in each case after giving effect to the applicable anti-assignment provisions of the UCC and other applicable law and other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition;

(iii)     any United States intent-to-use Trademark applications to the extent that, and solely during the period in which, the grant, attachment or enforcement of a security interest therein would, under applicable federal law, impair the registrability of such applications or the validity or enforceability of registrations issuing from such applications;

(iv)     those assets as to which Lender shall reasonably determine, in writing, that the cost of obtaining a Lien thereon or perfection thereof are excessive in relation to the benefit to Lender of the security to be afforded thereby;

(v)      any asset or property to the extent that the grant of a security interest is prohibited by any Requirement of Law or requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law, or is prohibited by, or constitutes a breach or default under or would result in the termination or requires any consent not obtained under, any contract rights, licenses, authorities, or franchise evidencing, giving rise to, or otherwise related to such property, in each case after giving effect to the applicable anti-assignment provisions of the UCC and other applicable law and other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition; and

(vi)     any Equity Interest in any Person that is not a Subsidiary to the extent and for so long as there is any Requirement of Law that prohibits the pledge thereof;

provided, however, “Excluded Property” shall not include any Proceeds, products, substitutions or replacements of any Excluded Property (unless such Proceeds, products, substitutions or replacements would constitute Excluded Property).

“First Priority” means, with respect to any Lien purported to be created in any Pledged Collateral pursuant to this Agreement, such Lien is the most senior lien to which such Pledged Collateral is subject (subject only to Permitted Liens).

“Grantor” and “Grantors” each has the meaning set forth in the Preamble hereof.

“Intellectual Property Collateral” means, collectively, the Patents, Trademarks (excluding only United States intent-to-use Trademark applications to the extent that, and solely during the period in which, the grant, attachment or enforcement of a security interest therein would impair, under applicable federal law, the registrability of such applications or the validity or enforceability of registrations issuing from such applications), Copyrights, Trade Secrets, Intellectual Property Licenses and all other industrial, intangible and intellectual property of any type, including mask works and industrial designs.

“Intellectual Property Licenses” means, collectively, with respect to each Grantor, any agreement, whether written or oral, providing for the grant by or to a Grantor of any right under any Patent, Trademark, Copyright or Trade Secret or any other patent, trademark, copyright or trade secret, whether such Grantor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, including such agreements listed in Schedule 5 hereof, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks, Copyrights or Trade Secrets or any other patent, trademark, copyright or trade secret.

“Intellectual Property Security Agreement” means an agreement substantially in the form of Exhibit B hereto.

“Joinder Agreement” means an agreement substantially in the form of Exhibit A hereto.

“Lender” has the meaning set forth in the Preamble hereof.

“Motor Vehicles” means all motor vehicles covered by a certificate of title.

“Organizational Documents” means the certificate of incorporation and by-laws or any comparable organizational documents of any corporate entity (including limited liability companies and partnerships).

“Patents” means, collectively, with respect to each Grantor, all letters patent issued or assigned to, and all patent applications and registrations made by, such Grantor including those listed in Schedule 5 hereof (whether issued, established or registered or recorded in the United States or any other country or any political subdivision thereof) and all tangible embodiments of the foregoing, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Pledged Collateral” has the meaning set forth in Section 2.01.

“Pledged Debt” means, collectively, with respect to each Grantor, all Indebtedness (including intercompany notes) from time to time owed to such Grantor by any obligor, including the Indebtedness described in Schedule 1 hereof and issued by the obligors named therein, and all interest, cash, instruments and other property, assets or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such Indebtedness and all certificates, instruments or agreements evidencing such Indebtedness, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Pledged Securities” means, collectively, with respect to each Grantor, (i) all issued and outstanding Equity Interests of each issuer that are owned by such Grantor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Grantor in any manner, together with all claims, rights, privileges, authority and powers of such Grantor relating to such Equity Interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, including the Equity Interests listed in Schedule 1 hereof, (ii) all additional Equity Interests of any issuer from time to time acquired by or issued to such Grantor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer from time to time acquired by such Grantor in any manner, together with all claims, rights, privileges, authority and powers of such Grantor relating to such Equity Interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Grantor in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests/all Equity Interests of any successor issuer owned by such Grantor (unless such Grantor is the surviving entity) formed by or resulting from any consolidation or merger in which any Person listed in Schedule 1 hereof is not the surviving entity; provided, however, that Pledged Securities shall not include any Excluded Equity.

“Receivables” means all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) Instruments, (v) General Intangibles, and (vi) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Grantors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.

“Requirement of Law” as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Secured Obligations” means (i) obligations of Borrower and any other Credit Party from time to time arising under the Credit Agreement, any other Credit Document or otherwise with respect to the due and prompt payment of (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding (“Postpetition Interest”)) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) each payment required to be made by Borrower and any other Credit Party under the Credit Agreement, interest thereon (including Postpetition Interest) and obligations to provide cash collateral and (C) all other monetary obligations, including fees, costs, attorneys’ fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Borrower and the other Credit Parties under or in respect of any Credit Document and (ii) the due and prompt performance of all other covenants, duties, debts, obligations and liabilities of any kind of Borrower and any other Credit Party, individually or collectively, under or in respect of the Credit Agreement, this Agreement, the other Credit Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise.

“Securities Account Control Agreement” means an agreement substantially in a form satisfactory to Lender establishing Lender’s Control with respect to any Securities Account.

“Securities Accounts” means, collectively, with respect to each Grantor, all “securities accounts” as such term is defined in the UCC.

“Securities Collateral” means, collectively, the Pledged Securities, the Pledged Debt and the Distributions.

“Trade Secrets” means, collectively, with respect to each Grantor, all know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical, marketing, financial and business data and databases, pricing and cost information, business and marketing plans, customer and supplier lists and information, all other confidential and proprietary information and all tangible embodiments of the foregoing, in each case, which (a) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such trade secrets, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto including damages and payments for past, present or future misappropriations thereof, (iii) rights corresponding thereto throughout the world and (iv) rights to sue for past, present or future misappropriations thereof.

“Trademarks” means, collectively, with respect to each Grantor, all trademarks (including service marks), slogans, logos, symbols, certification marks, collective marks, trade dress, uniform resource locators (URL’s), domain names, corporate names and trade names, whether statutory or common law, whether registered or unregistered and whether established or registered in the United States or any other country or any political subdivision thereof, including those listed in Schedule 5 hereof, that are owned by or assigned to such Grantor, all registrations and applications for the foregoing and all tangible embodiments of the foregoing, together with, in each case, the goodwill symbolized thereby and any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Nebraska; provided, however, that if by reason of mandatory provisions of law, any or all of the perfection or priority of Lender’s security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Nebraska, the term “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

Section 1.02     Resolution of Drafting Ambiguities. Each Grantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Agreement, that it and its counsel reviewed and participated in the preparation and negotiation of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., Lender) shall not be employed in the interpretation of this Agreement.

Section 1.03     Schedules. Lender and each Grantor agree that the Schedules hereof and all descriptions of Pledged Collateral contained in the Schedules and all amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II
Grant of security interest

Section 2.01     Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, each Grantor hereby pledges to Lender and grants to Lender a Lien on and security interest in and to, all of the right, title and interest of such Grantor in, to and under all property of such Grantor (other than Excluded Property), including all of the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(a) all Accounts;

(b) all Equipment, Goods, Inventory and Fixtures;

(c) all Documents, Instruments and Chattel Paper;

(d) all Letter-of-Credit Rights;

(e) all Securities Collateral;

(f) all Investment Property;

(g) all Intellectual Property Collateral;

(h) the Commercial Tort Claims described on Schedule 7 hereof as supplemented by any written notification given by a Grantor to Lender pursuant to Section 3.04(f);

(i) all General Intangibles;

(j) all Money and all Deposit Accounts;

(k) all Acquisition Documentation and Acquisition Documentation Rights;

(l) all Supporting Obligations;

(m) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records relating to the Pledged Collateral and any General Intangibles at any time evidencing or relating to any of the foregoing;

(n) all Motor Vehicles;

(o) all Contracts and Contract Rights; and

(p)     to the extent not covered by clauses (a) through (o) of this sentence, all assets, personal property and rights of such Grantor, whether tangible or intangible, all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (a) through (o) above, the security interest created by this Agreement shall not extend to, no Lien is hereby granted on, and the term “Pledged Collateral” shall not include, any Excluded Property, and to the extent that any Pledged Collateral later becomes Excluded Property, the Lien granted hereunder on any such Excluded Property will automatically be deemed to have been released; provided that, if any Excluded Property would have otherwise constituted Pledged Collateral, when such property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date thereof to constitute Pledged Collateral.

The Grantors shall from time to time at the request of Lender give written notice to Lender identifying in reasonable detail the Excluded Property (and stating in such notice that such Excluded Property constitutes “Excluded Property”) and shall provide to Lender such other information regarding the Excluded Property as Lender may reasonably request.

Section 2.02     Filings.

(a)     Each Grantor hereby irrevocably authorizes Lender at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as “all assets now owned or hereafter acquired by the Debtors or in which the Debtors otherwise have rights” or words of similar effect and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Each Grantor agrees to provide all information described in the immediately preceding sentence to Lender promptly upon request by Lender.

(b)     Each Grantor hereby further authorizes Lender to file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office in any United States state or other country) this Agreement, the Intellectual Property Security Agreement, and other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor where permitted by law, and naming such Grantor as debtor, and Lender as secured party.

(c)     Each Grantor hereby further authorizes Lender at any time and from time to time, with respect to Motor Vehicles, to file in any relevant jurisdiction with the registrar of motor vehicles or other appropriate Governmental Authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, but only to the extent such notation or other indication is required under Section 3.04(h). Upon Lender’s request, each Grantor shall provide Lender with a list of all Motor Vehicles owned by such Grantor including the Vehicle Identification Number (VIN), make, model, and year of each Motor Vehicle, and the jurisdiction in which each Motor Vehicle is registered.

(d)     Each Grantor hereby ratifies its authorization for Lender to have filed in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Pledged Collateral if filed prior to the date hereof.

ARTICLE III
Perfection and further assurances

Section 3.01     Perfection of Certificated Securities Collateral. Each Grantor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to Lender in suitable form for transfer by delivery or accompanied by duly executed undated instruments of transfer or assignment in blank and that (assuming continuing possession by Lender of any such Securities Collateral) Lender has a perfected First Priority security interest therein. Each Grantor hereby agrees that all certificates, agreements or instruments representing or evidencing the Securities Collateral acquired by such Grantor after the date hereof, shall within ten (10) days after receipt thereof by such Grantor be held by or on behalf of and delivered to Lender in suitable form for transfer by delivery or accompanied by duly executed undated instruments of transfer or assignment in blank, all in form and substance satisfactory to Lender, and any such Grantor shall, within ten (10) days after acquiring such Securities Collateral, deliver to Lender an updated Schedule 1.

Lender shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of Lender or any of its nominees, as pledgee, or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder; provided, that after any such Event of Default has been waived in accordance with the provisions of the Credit Agreement and to the extent Lender has exercised its rights under this sentence, Lender shall, promptly after the reasonable request of the applicable Grantor(s), cause such Securities Collateral to be transferred to, or request that such Securities Collateral is registered in the name of, the applicable Grantor(s) to the extent it or its nominees holds an interest in such Securities Collateral at such time. In addition, at any time upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

Section 3.02     Perfection of Uncertificated Securities Collateral. Each Grantor represents and warrants that Lender has a perfected First Priority security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof. Each Grantor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, such Grantor will cause the issuer thereof either (a) to register Lender as the registered owner of such securities, (b) to agree in an authenticated record with such Grantor and Lender that such issuer will comply with instructions with respect to such securities originated by Lender without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to Lender, or (c) request the issuer of such Pledged Securities to cause such Pledged Securities to become certificated and in the event such Pledged Securities become certificated, to deliver such Pledged Securities to Lender in accordance with the provisions of Section 3.01. Each Grantor hereby agrees, with respect to Pledged Securities that are partnership interests or limited liability company interests, that after the occurrence and during the continuance of any Event of Default, upon request by Lender, such Grantor will (A) cause the Organizational Documents of each issuer that is a Subsidiary of the Borrower to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the UCC and (B) cause such Pledged Securities to become certificated and delivered to Lender in accordance with the provisions of Section 3.01.

Section 3.03     Maintenance of Perfected Security Interest. Each Grantor represents and warrants that on the date hereof all financing statements, agreements (including the Intellectual Property Security Agreement), instruments and other documents necessary to perfect the security interest granted by it to Lender in respect of the Pledged Collateral have been delivered to Lender in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 2 hereof. Each Grantor agrees that at its sole cost and expense, such Grantor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected First Priority security interest.

Section 3.04     Other Actions for Perfection. In order to further insure the attachment, perfection and priority of, and the ability of Lender to enforce Lender’s security interest in the Pledged Collateral, each Grantor represents and warrants (as to itself) as follows and agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Pledged Collateral:

(a)     Instruments and Tangible Chattel Paper. (i) As of the date hereof, no amounts payable to such Grantor under or in connection with any of the Pledged Collateral are evidenced by any Instrument or Tangible Chattel Paper other than Instruments and Tangible Chattel Paper listed on Schedule 3 hereof and (ii) each Instrument and each item of Tangible Chattel Paper listed on Schedule 3 hereof, has been properly endorsed, assigned and delivered to Lender, accompanied by undated instruments of transfer or assignment duly executed in blank. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper and the Grantor acquiring such Instrument or Tangible Chattel Paper shall promptly after receipt thereof by such Grantor endorse, assign and deliver the same to Lender, accompanied by such undated instruments of transfer or assignment duly executed in blank as Lender may from time to time specify.

(b)     Deposit Accounts. (i) As of the date hereof, no Grantor has opened or maintains any Deposit Accounts other than the accounts listed in Schedule 6(a) hereof and (ii) Lender shall have a perfected First Priority security interest in each Deposit Account hereof which security interest is perfected by Control. If any Grantor shall hereafter establish and maintain any Deposit Account, unless Lender agrees in writing that it is not required, such depository bank and such Grantor shall duly execute and deliver to Lender a Deposit Account Control Agreement with respect to such Deposit Account within 30 days after the establishment thereof. Lender agrees with each Grantor that Lender will not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Grantor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing. The provisions of this Section 3.04(b) with respect to Deposit Account Control Agreements shall not apply to any Deposit Accounts for which Lender is the depository bank. No Grantor shall grant Control of any Deposit Account to any Person other than Lender.

(c)     Investment Property.

(i)     As of the date hereof, no Grantor (1) has any Investment Property other than that listed in Schedule 6(b) hereof and Lender has a perfected First Priority security interest in such Investment Property (except to the extent such Investment Property constitutes Excluded Equity), (2) holds, owns or has any interest in any certificated securities or uncertificated securities, other than those constituting Excluded Equity or Pledged Securities and those maintained in Securities Accounts or Commodity Accounts listed in Schedule 6(b). As of the date hereof, each Grantor has duly authorized, executed and delivered a Securities Account Control Agreement or a Commodity Account Control Agreement with respect to each Securities Account or Commodity Account listed in Schedule 6(b) hereof, if any, as applicable. If any Grantor shall hereafter establish or maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary, unless Lender agrees in writing that it is not required, such Securities Intermediary or Commodity Intermediary, as the case may be, and such Grantor shall duly execute and deliver a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be within 30 days after the establishment thereof. Each Grantor shall accept any cash and Investment Property in trust for the benefit of Lender and within five (5) Business Days of actual receipt thereof, deposit any and all cash and Investment Property received by it into a Deposit Account or Securities Account subject to Lender’s Control. Lender agrees with each Grantor that Lender shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur. The provisions of this Section shall not apply to any Financial Assets credited to a Securities Account for which Lender is the Securities Intermediary. No Grantor shall grant Control over any Investment Property to any Person other than Lender.

(ii)     If any Grantor shall at any time hold or acquire any certificated securities constituting Investment Property, such Grantor shall to the extent such Investment Property is not Excluded Property promptly (1) endorse, assign and deliver the same to Lender, accompanied by such undated instruments of transfer or assignment duly executed in blank, all in form and substance satisfactory to Lender or (2) deliver such securities into a Securities Account with respect to which a Securities Account Control Agreement is in effect in favor of Lender.

(iii)     If any securities now or hereafter acquired by any Grantor constituting Investment Property are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall to the extent such Investment Property is not Excluded Property promptly notify Lender thereof and pursuant to an agreement in form and substance reasonably satisfactory to Lender, either (1) cause the issuer to agree to comply with instructions from Lender as to such securities, without further consent of any Grantor or such nominee, (2) cause a Security Entitlement with respect to such uncertificated security to be held in a Securities Account with respect to which Lender has Control or (3) arrange for Lender to become the registered owner of such securities.

(d)     Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed on Schedule 3 hereof.

Each Grantor will maintain all (i) Electronic Chattel Paper so that Lender has Control of the Electronic Chattel Paper and (ii) all transferable records so that Lender has Control of the transferable records.

Lender agrees with such Grantor that Lender will arrange, pursuant to procedures satisfactory to Lender and so long as such procedures will not result in Lender’s loss of Control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in Control to allow without loss of Control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(e)     Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify Lender thereof and such Grantor shall maintain all Letter-of-Credit Rights assigned to Lender so that Lender has Control of the Letter-of-Credit Rights.

(f)     Commercial Tort Claims. On the date hereof, no Grantor holds any Commercial Tort Claim which might reasonably result in awarded damages (less any and all legal and other expenses incurred or reasonably expected to be incurred by such Grantor) that is not listed on Schedule 7. Each Grantor will promptly give notice to Lender of any Commercial Tort Claim that is commenced in the future and will promptly execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such Commercial Tort Claim to the First Priority security interest created under this Agreement.

(g)     Landlord’s Access Agreements/Bailee Letters. Each Grantor shall obtain as soon as practicable after the date hereof with respect to each location where such Grantor maintains Pledged Collateral (excluding installed and operating billboards), a bailee letter and/or landlord access agreement, as applicable, and use commercially reasonable efforts to obtain a bailee letter, landlord access agreement and/or landlord’s lien waiver, as applicable, from all such bailees and landlords, as applicable, who from time to time have possession of Pledged Collateral in the ordinary course of such Grantor’s business and if requested by Lender.

(h)     Motor Vehicles. With respect to each Motor Vehicle owned by a Grantor on the closing date or in which ownership is acquired by a Grantor after the date hereof, upon Lender’s written request, such Grantor shall deliver to the Lender within 30 days after the date of such written request, originals of the certificates of title or ownership for all Motor Vehicles owned by it with the Lender listed as lienholder therein.

Section 3.05     Joinder of Additional Grantors. The Grantors shall cause each Subsidiary of Borrower which, from time to time, after the date hereof shall be required to pledge any assets to Lender pursuant to the provisions of the Credit Agreement, to execute and deliver to Lender a Joinder Agreement within 10 days of the date on which it was acquired or created and, upon such execution and delivery, such Subsidiary shall constitute a “Grantor” for all purposes hereunder with the same force and effect as if originally named as a Grantor herein. Upon the execution and delivery by any Subsidiary of a Joinder Agreement, the supplemental schedules attached to such Joinder Agreement shall be incorporated into and become part of and supplement the Schedules to this Agreement and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Joinder Agreement and from time to time. The execution and delivery of such Joinder Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 3.06     Further Assurances.

(a)     Further Assurances. Each Grantor shall take such further actions, and execute and/or deliver to Lender such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as Lender may in its judgment deem necessary or appropriate in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted in the Pledged Collateral as provided herein and the rights and interests granted to Lender hereunder, and enable Lender to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of any financing statements, continuation statements and other documents under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, the filing of the Intellectual Property Security Agreement and supplemental Intellectual Property Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office and the execution and delivery of Control Agreements with respect to Securities Accounts, Commodities Accounts and Deposit Accounts all in form satisfactory to Lender and in such offices wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to Lender hereunder, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing, but subject to applicable law, each Grantor shall make, execute, endorse, acknowledge, file or refile and/or deliver to Lender from time to time upon request by Lender such lists, schedules, descriptions and designations of the Pledged Collateral, statements, copies of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as Lender shall reasonably request, including the taking of any necessary actions under the Federal Assignment of Claims Act (or any like federal, state or local statute or rule); provided, that Lender agrees to not require any Grantor to take any necessary actions under the Federal Assignment of Claims Act (or any like federal, state or local statute or rule) unless an Event of Default has occurred and is continuing. If an Event of Default has occurred and is continuing, Lender may institute and maintain, in its own name or in the name of any Grantor, such suits and proceedings as Lender may deem advisable, necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Grantors.

(b)     Report. Within 30 days after the end of each calendar year Borrower shall furnish Lender with an Annual Collateral Report in the form of Exhibit C setting forth, among other items, any new location of Inventory or Equipment owned by any Grantor. It being acknowledged and understood that the reporting requirements in this Section 3.06(b) are in addition to, and not in lieu of, any other reporting requirements of any Credit Party under any Credit Document.

ARTICLE IV
Representations, warranties and covenants

Each Grantor represents, warrants and covenants as follows:

Section 4.01     Credit Agreement Representations.

(a)     Credit Agreement Representations. Such Grantor represents and warrants to Lender that the representations and warranties set forth in Section 7 of the Credit Agreement as they relate to such Grantor or to the Credit Documents to which such Grantor is a party, are true and correct as of the date of this Agreement in all material respects, provided that each reference in each such representation and warranty to Borrower’s knowledge shall, for the purposes of this Section 4.01, be deemed to be a reference to such Grantor's knowledge.

(b)     Enforceability. Such Grantor has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable against such Grantor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c)     No Contravention. The execution, delivery and performance of this Agreement and the other Credit Documents by such Grantor will not violate any applicable law or any contractual obligation of any Grantor and will not result in, or require, the creation or imposition of any Lien on any of such Grantor’s respective properties or assets pursuant to any applicable law or any such contractual obligation (other than the Liens created by the Credit Documents).

Section 4.02     Ownership of Property and No Other Liens.

(a)     Such Grantor has fee simple title to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its Pledged Collateral, and none of such property is subject to any Lien, claim, option or right of others, except for the security interest granted to Lender and Permitted Liens. No Person other than Lender has control or possession of all or any part of the Pledged Collateral of such Grantor, except as permitted by the Credit Agreement.

(b)     None of the Pledged Collateral of such Grantor constitutes, or is the Proceeds of, (i) Farm Products, (ii) As-Extracted Collateral, (iii) Manufactured Homes, (iv) Health-Care-Insurance Receivables, (v) timber to be cut, (vi) aircraft, aircraft engines, satellites, ships or railroad rolling stock. None of the account debtors or other Persons obligated on any of the Pledged Collateral is a Governmental Authority covered by the Federal Assignment of Claims Act or any like federal, state or local statute or rule in respect of such Pledged Collateral.

Section 4.03     Perfected First Priority Security Interest. This Agreement is effective to create in favor of Lender, a legal, valid and enforceable security interest in the Pledged Collateral and the Proceeds thereof. In the case of any certificated Pledged Securities, when stock certificates representing such Pledged Securities are delivered to Lender and in the case of the other Pledged Collateral, when financing statements and other filings specified on Schedule 2 hereof in appropriate form are filed in the offices specified on Schedule 2 hereof and other actions described in Schedule 2 hereof are taken (including, without limitation, the filing of the Intellectual Property Security Agreement and supplemental Intellectual Property Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office and the execution and delivery of Control Agreements with respect to Securities Accounts, Commodities Accounts and Deposit Accounts all in form satisfactory to Lender), the security in and Lien on the Pledged Collateral granted to Lender pursuant to this Agreement shall constitute, and will at all times constitute, a fully perfected First Priority Lien on, and security interest in, all rights, title and interest of the Grantors in such Pledged Collateral and the Proceeds thereof, as security for the Secured Obligations.

Section 4.04     No Transfer of Pledged Collateral. No Grantor shall sell, offer to sell, dispose of, convey, assign or otherwise transfer, or grant any option with respect to, restrict, or grant, create, permit or suffer to exist any Lien on, any of the Pledged Collateral pledged by it hereunder or any interest therein except, in each case, as permitted by the Credit Agreement.

Section 4.05     Claims Against Pledged Collateral. Each Grantor shall, at its own cost and expense, defend title to the Pledged Collateral and the First Priority security interest and Liens granted to Lender with respect thereto against all claims and demands of all Persons at any time claiming any interest therein adverse to Lender other than Permitted Liens. Except as expressly permitted by the Credit Agreement or any other Credit Document, there is no agreement, order, judgment or decree, and no Grantor shall enter into any agreement or take any other action, that could reasonably be expected to restrict the transferability of any of the Pledged Collateral or that could otherwise reasonably be expected to impair or conflict with such Grantors’ obligations or the rights of Lender hereunder.

Section 4.06     Other Financing Statements. No financing statement or other instrument similar in effect covering all or any part of the Pledged Collateral or listing such Grantor as debtor is on file (or authorized to be on file) in any recording office, except such as shall be filed in favor of Lender pursuant to this Agreement or as otherwise permitted under the Credit Agreement.

No Grantor shall execute or authorize to be filed in any recording office any financing statement or other instrument similar in effect covering all or any part of the Pledged Collateral or listing such Grantor as debtor with respect to all or any part of the Pledged Collateral, except financing statements and other instruments filed in respect of Permitted Liens.

Section 4.07     Changes in Name, Jurisdiction of Organization, Etc. On the date hereof, such Grantor’s type of organization, jurisdiction of organization, legal name, Federal Taxpayer Identification Number, and chief executive office or principal place of business are indicated next to its name in Schedule 4 hereof. Schedule 4 also lists all of such Grantor’s jurisdictions of and types of organization, legal names and locations of chief executive office or principal place of business at any time during the four months preceding the date hereof, if different from those referred to in the preceding sentence.

Such Grantor shall not, except upon not less than 30 days’ prior written notice (in the form of an officer’s certificate), or such lesser notice period agreed to by Lender in writing, to Lender, and delivery to Lender of all additional financing statements, information and other documents reasonably requested by Lender to maintain the validity, perfection and priority of the security interests provided for herein:

(a)     change its legal name, identity or type of organization;

(b)     change the location of its chief executive office or its principal place of business;

(c)     change its Federal Taxpayer Identification Number; or

(d)     change its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, organizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).

Each Grantor shall, prior to any change described in the preceding sentence, take all actions requested by Lender to maintain the perfection and priority of the security interest of Lender in the Pledged Collateral intended to be granted hereunder.

Each Grantor agrees to promptly provide Lender with certified Organizational Documents reflecting any of the changes described in this Section 4.07. Each Grantor also agrees to promptly notify Lender of any change in the location of any office in which it maintains books or records relating to Pledged Collateral owned by it or any location, office or facility at which Pledged Collateral (excluding installed and operating billboards) is located (including the establishment of any such new office or facility).

Section 4.08     Location of Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods and goods in transit) of such Grantor are kept at locations listed in Schedule 4 hereof (except as otherwise provided on Schedule 4 hereof). Schedule 4 also lists the locations of such Grantor’s Inventory and the Equipment (other than mobile goods and goods in transit) for the four months preceding the date hereof, if different from those referred in the preceding sentence.

Such Grantor shall not move any Equipment or Inventory, other than in connection with the installation, maintenance or removal of billboards in the ordinary course of such Grantor’s business, to any location, other than any location that is listed in Schedule 4 hereof except upon not less than 5 days prior written notice, or such lesser notice period agreed to by Lender, of its intention so to do, clearly describing such new location and providing such other information and documents to Lender reasonably requested by Lender to maintain the validity, perfection and priority of the security interests provided for herein; it being acknowledged and understood that the notice requirements in this Section 4.08 are in addition to, and not in lieu of, any notice obligation of any Credit Party under Section 8.15 of the Credit Agreement in connection with a Permitted Acquisition.

Such Grantor shall, prior to any change described in the preceding sentence, take all actions reasonably requested by Lender to maintain the perfection and priority of the security interest of Lender in the Pledged Collateral, if applicable/intended to be granted hereunder; provided that, in no event shall any Equipment or Inventory of any Grantor be moved to any location outside of the continental United States except any location that is listed in Schedule 4 hereof.

Section 4.09     Pledged Securities and Pledged Debt. Schedule 1 sets forth a complete and accurate list of all Pledged Securities and Pledged Debt held by such Grantor as of the date hereof. The Pledged Securities pledged by such Grantor hereunder constitute all of the issued and outstanding Equity Interests of each issuer owned by such Grantor, other than the Excluded Equity. The Pledged Securities are duly authorized, validly issued, fully paid and non-assessable. There is no amount or other obligation owing by any Grantor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Grantor's status as a partner or a member of any issuer of the Pledged Securities. No Grantor is in default or violation of any provisions of any agreement to which such Grantor is a party relating to the Pledged Securities, except any such default or violation that would not reasonably be expected to result in a Material Adverse Effect.

(a)     To any such Grantor's knowledge, (i) there is no default, breach, violation, or event of acceleration existing under any Pledged Debt and (ii) no event has occurred or circumstance exists which, with the passage of time or the giving of notice, or both, would constitute a default, breach, violation or event of acceleration under any Pledged Debt. No Grantor that is an obligee under any Pledged Debt has waived any default, breach, violation or event of acceleration under such Pledged Debt. The Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness owing to such Grantor as of the date hereof and if evidenced by promissory notes, such notes have been delivered to Lender.

(b)     No Securities Collateral pledged by such Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any Person with respect thereto, and there are no certificates, instruments, documents or other writings (other than the Organizational Documents, certificates and notes representing such Pledged Securities or Pledged Debt, if any, that have been delivered to Lender) which evidence any Pledged Securities or Pledged Debt of such Grantor.

(c)     Each Grantor shall, upon obtaining any Pledged Securities or Pledged Debt of any Person, accept the same in trust for the benefit of Lender and within 10 days of the date on which it was acquired or created deliver to Lender an updated Schedule 1, and the certificates and other documents required under Section 3.01 and Section 3.02 in respect of the additional Pledged Securities or Pledged Debt which are to be pledged pursuant to this Agreement, and confirming the Lien hereby created on such additional Pledged Securities and Pledged Debt.

Section 4.10     Approvals. In the event that Lender desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the request of Lender, such Grantor agrees to assist Lender in obtaining as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

Section 4.11     Pledged Collateral Information. All information set forth herein, including the schedules annexed hereto, and all information in any documents, schedules and lists, including but not limited to any perfection certificates, heretofore delivered to Lender in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete. The Pledged Collateral described on the schedules hereof constitutes all of the property of such type of Pledged Collateral owned or held by the Grantors as of the date hereof.

Section 4.12     Insurance. In the event that the proceeds of any insurance claim are paid to any Grantor after Lender has exercised its right to foreclose on all or any part of the Pledged Collateral during the existence of an Event of Default, such cash proceeds shall be held in trust for the benefit of Lender and promptly after receipt thereof shall be paid to Lender for application in accordance with the Credit Agreement.

Section 4.13     Compliance With Laws. Each Grantor shall pay promptly when due all Claims upon the Pledged Collateral or incurred in connection with the use or operation of the Pledged Collateral, except for Permitted Liens. All Claims imposed upon or assessed against the Pledged Collateral have been paid and discharged except to the extent such Claims constitute a Permitted Lien. In the event any Grantor shall fail to make such payment contemplated in the immediately preceding sentence, Lender may (following notice to the Grantor, to the extent practicable) do so for the account of such Grantor and the Grantors shall promptly reimburse and indemnify Lender for all costs and expenses incurred by Lender under this Section in accordance with Section 9.08. Each Grantor shall comply with all Requirements of Law applicable to the Pledged Collateral.

Section 4.14     Intellectual Property. (a) Schedule 5 lists all Patents, Trademarks, and Copyrights and material Intellectual Property Licenses owned by such Grantor; (b) all Intellectual Property Collateral is valid, subsisting, unexpired and enforceable and has not been abandoned; (c) except as described on Schedule 5, such Grantor is the exclusive owner of all right, title and interest in and to, or has the right to use, all such Intellectual Property Collateral; (d) consummation and performance of this Agreement will not result in the invalidity, unenforceability or impairment of any such Intellectual Property Collateral, or in default or termination of any material Intellectual Property License; (e) except as described on Schedule 5, to each Grantor’s knowledge, there are no outstanding holdings, decisions, consents, settlements, decrees, orders, injunctions, rulings or judgments that would limit, cancel or question the validity or enforceability of any such Intellectual Property Collateral or such Grantor’s rights therein or use thereof; (f) to such Grantor’s knowledge, except as described on Schedule 5, the operation of such Grantor’s business and such Grantor’s use of Intellectual Property Collateral in connection therewith, does not infringe or misappropriate the intellectual property rights of any other Person; (g) except as described in Schedule 5, no action or proceeding is pending or, to such Grantor’s knowledge, threatened (i) seeking to limit, cancel or question the validity of any Intellectual Property Collateral or such Grantor’s ownership interest or rights therein, or (ii) alleging that any such Intellectual Property Collateral, or such Grantor’s use thereof in the operation of its business, infringes or misappropriates the intellectual property rights of any Person, which, in either case, if adversely determined, could reasonably be expected to materially impair the value of such Intellectual Property Collateral; and (h) to such Grantor’s knowledge, there has been no Material Adverse Effect on such Grantor’s rights in its material Trade Secrets as a result of any unauthorized use, disclosure or appropriation by or to any Person, including such Grantor’s current and former employees, contractors and agents.

Section 4.15     Inspection of Pledged Collateral. Each Grantor shall keep the Pledged Collateral in good order and repair, ordinary wear and tear and casualty and dispositions in accordance with the Credit Agreement excepted. Upon request (with no less than two Business Days' notice, unless an Event of Default has occurred and is continuing) each Grantor shall permit Lender, or its designee, to inspect the Pledged Collateral at any reasonable time during normal business hours, wherever located.

ARTICLE V
Securities collateral

Section 5.01     Existing Voting Rights and Distributions.

(a)     So long as no Event of Default shall have occurred and be continuing:

(i)     Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not prohibited by the terms hereof, the Credit Agreement or any other Credit Document.

(ii)     Each Grantor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of Equity Interests shall, if received by any Grantor, be received in trust for the benefit of Lender, be segregated from the other property or funds of such Grantor and be promptly (but in any event within ten (10) days after receipt thereof) delivered to Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b)     Lender shall be deemed without further action to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Grantor and at the sole cost and expense of such Grantor, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.01(a)(i) and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.01(a)(ii).

(c)     Upon the occurrence and during the continuance of any Event of Default:

(i)     All rights of each Grantor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.01(a)(i) shall immediately cease, and all such rights shall thereupon become vested in Lender, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii)     All rights of each Grantor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.01(a)(ii) shall immediately cease and all such rights shall thereupon become vested in Lender, which shall thereupon have the sole right to receive and hold such Distributions as Pledged Collateral.

(d)     Each Grantor shall, at its sole cost and expense, from time to time execute and deliver to Lender appropriate instruments as Lender may request in order to permit Lender to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.01(c)(i) and to receive all Distributions which it may be entitled to receive under Section 5.01(c)(ii).

(e)     All Distributions which are received by any Grantor contrary to the provisions of Section 5.01(a)(ii) or Section 5.01(c)(ii) shall be received in trust for the benefit of Lender, shall be segregated from other funds of such Grantor and shall promptly (but in any event within ten (10) days after receipt thereof by such Grantor) be paid over to Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

Section 5.02     Certain Agreements of Grantors.

(a)     In the case of each Grantor which is an issuer of Securities Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b)     In the case of each Grantor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Grantor hereby (i) consents to the extent required by the applicable Organizational Document to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to Lender, as pledgee, or its nominee, as pledgee, and (ii) irrevocably waives any and all provisions of the applicable Organizational Documents that conflict with the terms of this Agreement or prohibit, restrict, condition or otherwise impair the grant hereunder of any Lien on any of the Pledged Collateral or any enforcement action which may be taken in respect of any such Lien.

(c)     At Lender’s request, in the case of each Grantor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Grantor shall cause each partnership or limited liability company included in the Pledged Collateral to amend its partnership agreement or limited liability company agreement to include the following provision, or substantially similar language reasonably acceptable to Lender: “Notwithstanding any other provision of this agreement (including any transfer restrictions set forth herein), in the event that an Event of Default (as defined in the Credit Agreement (as defined below)) shall have occurred under that certain Credit Agreement dated as of August 12, 2019 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”) by and between Link Media Holdings, LLC and First National Bank of Omaha (together with its successors and assigns, in such capacity “Lender”), (i) Lender shall be entitled to exercise any of their respective rights and remedies with respect to equity interests in the [Company], and (ii) each [Member] hereby irrevocably consents to the transfer of any equity interest and all related management and other rights in the [Company] to Lender, as pledgee, or any nominee of Lender, as pledgee. Lender is a third party beneficiary of this provision and this provision cannot be amended or repealed, without the consent of Lender until the Credit Agreement has been paid in full.”

ARTICLE VI
Intellectual property collateral

Section 6.01     Intellectual Property License. For the purpose of enabling Lender, during the continuance of an Event of Default, to exercise rights and remedies under Article VIII hereof at such time as Lender shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to Lender, to the extent of such Grantor’s rights and effective only during the continuance of an Event of Default, an irrevocable, non-exclusive license, subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use and sublicense any of the Intellectual Property Collateral then owned by or licensed to such Grantor (provided that in the case of an Intellectual Property License, no such remedies license shall be granted hereby or at any time hereafter, to the extent that the agreement underlying such Intellectual Property License prohibits the granting of such remedies license). Such license shall include access to all devices, products and media in which any of the Intellectual Property Collateral is embodied, embedded, recorded or stored and to all computer programs used for the compilation or printout hereof.

Section 6.02     Dealing With Intellectual Property. On a continuing basis, each Grantor shall, at its sole cost and expense:

(a)     promptly following its becoming aware thereof, notify Lender of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding such Grantor’s claim of ownership in or right to use any Intellectual Property Collateral, such Grantor’s right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect;

(b)     maintain and protect the Intellectual Property Collateral in compliance with, and except as permitted under, the terms of the Credit Agreement;

(c)     not permit to lapse or become abandoned any Intellectual Property Collateral in compliance with, and except as permitted under, the terms of the Credit Agreement, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral, in each case except as shall be consistent with terms of the Credit Agreement;

(d)     upon such Grantor obtaining knowledge thereof, promptly notify Lender in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any of any Intellectual Property Collateral or the ability of such Grantor or Lender to dispose of any Intellectual Property Collateral or any portion thereof, or the rights and remedies of Lender in relation thereto including a levy or threat of levy or any legal process against any Intellectual Property Collateral or any portion thereof;

(e)     not license the Intellectual Property Collateral other than licenses entered into by such Grantor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of the Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral created therein hereby, without the consent of Lender;

(f)     diligently keep adequate records respecting its Intellectual Property Collateral; and

(g)     furnish to Lender from time to time upon Lender’s reasonable request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as Lender may from time to time reasonably request.

Section 6.03     Additional Intellectual Property. If any Grantor shall at any time after the date hereof (a) obtain any rights to any additional Intellectual Property Collateral or (b) become entitled to the benefit of any additional Intellectual Property Collateral or any registration, renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (a) or (b) of this Section with respect to such Grantor shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. In connection with the Annual Collateral Report, each Grantor shall (i) provide to Lender with a description of any of the foregoing and (ii) upon Lender’s reasonable request, confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (a) and (b) of the immediately preceding sentence of this Section by execution of an instrument in form reasonably acceptable to Lender and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect Lender’s security interest in such Intellectual Property Collateral, including by execution and filing of a supplemental Intellectual Property Security Agreement in accordance with Section 3.06(a). Further, each Grantor authorizes Lender to modify this Agreement by amending Schedule 5 hereof to include any such Intellectual Property Collateral of such Grantor.

Section 6.04     Intellectual Property Litigation. Unless there shall occur and be continuing any Event of Default, each Grantor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Grantors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, misappropriation, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, Lender shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Grantor, Lender to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Grantor shall, at the reasonable request of Lender, do any and all lawful acts and execute any and all documents reasonably requested by Lender in aid of such enforcement and the Grantors shall promptly reimburse and indemnify Lender for all reasonable costs and expenses incurred by Lender in the exercise of its rights under this Section in accordance with Section 9.08. In the event that Lender shall elect not to bring suit to enforce the Intellectual Property Collateral as permitted by this Section and an Event of Default has occurred and is continuing, each Grantor agrees, at the reasonable request of Lender, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, misappropriation, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement.

ARTICLE VII
Receivables

Section 7.01     Dealing With Receivables. Each Grantor shall keep and maintain at its own cost and expense complete records of each Receivable, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Grantor shall, at such Grantor’s sole cost and expense, upon Lender’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver copies of all tangible evidence of Receivables, including copies of all documents evidencing Receivables and any books and records relating thereto to Lender or to its representatives. Each Grantor shall legend, at the request of Lender and in form and manner satisfactory to Lender, the Receivables and the other books, records and documents of such Grantor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to Lender and that Lender has a security interest therein. Such Grantor will deliver to Lender a copy of each material demand, notice or document received by it that questions or call into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

Section 7.02     Modification of Receivables. Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

ARTICLE VIII
Remedies

Section 8.01     Remedies.

(a)     If any Event of Default shall have occurred and be continuing, Lender may exercise, without any other notice to or demand upon any Grantor (except as otherwise provided herein), in addition to the other rights and remedies provided for herein or in any other Credit Document or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Pledged Collateral) and also may:

(i)     require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Lender promptly, assemble the Pledged Collateral or any part thereof, as directed by Lender and make it available to Lender at a place and time to be designated by Lender;

(ii)     without notice except as specified below, sell, resell, assign and deliver or grant a license to use or otherwise dispose of the Pledged Collateral or any part thereof, in one or more parcels at public or private sale, at any of Lender’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Lender may deem commercially reasonable, take possession of the proceeds of any such sale, assignment and delivery, license, or other disposal; and

(iii)     occupy and enter upon any premises owned or leased by any of the Grantors where the Pledged Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such entrance or occupation; and

(iv)     exercise any and all rights and remedies of any of the Grantors under or in connection with the Pledged Collateral, or otherwise in respect of the Pledged Collateral, including without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Contracts, the Receivables, Other Hedging Agreements, Interest Rate Protection Agreements, and the other Pledged Collateral, (B) withdraw, or cause or direct the withdrawal of, all funds with respect to the Deposit Accounts, (C) exercise all other rights and remedies with respect to the Receivables, Other Hedging Agreements, Interest Rate Protection Agreements and the other Pledged Collateral, including without limitation, those set forth in Section 9-607 of the UCC and (D) subject to the notice requirements of Section 5.01, exercise any and all voting, consensual and other rights with respect to any Pledged Collateral.

(b)     Each Grantor agrees that, unless the Pledged Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale or other intended disposition is to be made shall constitute reasonable notification. At any sale of the Pledged Collateral, if permitted by applicable law, Lender may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against Lender arising out of the exercise by it of any rights hereunder. Each Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Pledged Collateral and any other security for the Secured Obligations or otherwise. Lender shall not be liable for failure to collect or realize upon any or all of the Pledged Collateral or for any delay in so doing nor shall it be under any obligation to take any action with regard thereto. Lender shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for Lender to dispose of the Pledged Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Pledged Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Lender shall not be obligated to clean-up or otherwise prepare the Pledged Collateral for sale.

(c)     If any Event of Default shall have occurred and be continuing, all payments received by any Grantor in respect of the Pledged Collateral shall be received in trust for the benefit of Lender, shall be segregated from other funds of such Grantor and shall be forthwith paid over Lender in the same form as so received (with any necessary endorsement).

(d)     If any Event of Default shall have occurred and be continuing, Lender may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or part of the Secured Obligations against any funds deposited with it or held by it.

(e)     If any Event of Default shall have occurred and be continuing, upon the written demand of Lender, (i) each Grantor shall execute and deliver to Lender an assignment or assignments of any or all of the Patents, Trademarks, and/or Copyrights and such other documents and take such other actions as are necessary or appropriate to carry out the intent and purposes hereof, and (ii) within five Business Days of written notice thereafter from Lender, each Grantor shall make available to Lender, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of the Event of Default as Lender may reasonably designate to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Grantor under the Intellectual Property Collateral, and such persons shall be available to perform their prior functions on Lender’s behalf.

(f)     If Lender shall determine to exercise its right to sell all or any of the Securities Collateral of any Grantor pursuant to this Section 8.01, each Grantor agrees that, upon the occurrence and during the continuance of any Event of Default, at the request of Lender, such Grantor will, at its own expense:

(i)     provide Lender with such information and projections as may be necessary or, in the opinion of Lender, advisable to enable Lender to effect the sale of such Securities Collateral;

(ii)     take all commercially reasonable steps to cause any exemption from registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Grantors. Each Grantor will use its commercially reasonable efforts to (a) cause such registration to be effected (and be kept effective) and (b) cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including effecting any exemption from registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority; and

(iii)     use its commercially reasonable steps to do or cause to be done all such other acts and things as may be necessary to make such sale of such Securities Collateral or any part thereof valid and binding and in compliance with applicable law.

(g)     Lender is authorized, in connection with any sale of the Securities Collateral pursuant to this Section 8.01, to deliver or otherwise disclose to any prospective purchaser of the Securities Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to Section 8.01(f); (ii) any information and projections provided to it pursuant to Section 8.01(f), and (iii) any other information in its possession relating to such Securities Collateral.

(h)     Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by Lender by reason of the failure of such Grantor to perform any of the covenants contained in Section 8.01(f); and consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Securities Collateral on the date Lender demands compliance with Section 8.01(f).

Section 8.02     No Waiver and Cumulative Remedies. Lender shall not by any act (except by a written instrument pursuant to Section 9.06), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure on the part of Lender to exercise, no course of dealing with respect to, and no delay on the part of Lender in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall Lender be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

Section 8.03     Application of Proceeds. Upon the exercise by Lender of its remedies hereunder, any proceeds received by Lender in respect of any realization upon any Pledged Collateral shall be applied, together with any other sums then held by Lender pursuant to this Agreement, in accordance with the Credit Agreement. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay the Secured Obligations and any costs, fees or expenses (including Lender’s actual attorneys’ fees) incurred by Lender to collect such deficiency.

ARTICLE IX
MISCELLANEOUS

Section 9.01     Concerning Lender.

(a)     Appointment. Lender shall act in accordance with the terms of the Credit Agreement. Lender may exercise or refrain from exercising any rights (including making demands and giving notices) and take or refrain from taking any action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Credit Agreement. Lender may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence of any such agents or attorneys-in-fact selected by it in good faith, but shall be liable for the gross negligence or willful misconduct of such agents and attorneys-in-fact.

(b)     Duty of Care. Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Lender deals with its own property consisting of similar instruments or interests. Lender shall not have responsibility for (i) ascertaining or taking action whatsoever with regard to any Pledged Collateral (including matters relating to the Pledged Securities, whether or not Lender has or is deemed to have knowledge of such matters) or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

(c)     Reliance. Lender shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, with respect to all matters pertaining to this Agreement and its duties hereunder.

(d)     Conflict. If any item of Pledged Collateral also constitutes collateral granted to Lender under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other document in respect of such collateral, the provisions of this Agreement shall control unless the other deed of trust, mortgage, security agreement, pledge or instrument expressly states otherwise.

Section 9.02     Performance By Lender. If any Grantor shall fail to perform any covenants contained in this Agreement (including covenants to pay insurance, taxes and claims arising by operation of law in respect of the Pledged Collateral and to pay or perform any Grantor obligations under any Pledged Collateral), or if any representation or warranty on the part of any Grantor contained herein shall be breached, Lender may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may make payments for such purpose; provided, however, that Lender shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Grantor fails to pay or perform (other than a Permitted Lien) as and when required hereby and which such Grantor does not contest in accordance with the provisions of the Credit Agreement. Any and all amounts so paid by Lender shall be reimbursed by the Grantors in accordance with the provisions of Section 9.08. Neither the provisions of this Section 9.02 nor any action taken by Lender pursuant to the provisions of this Section 9.02 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default.

Section 9.03     Power of Attorney. Each Grantor hereby appoints Lender its attorney-in-fact, with full power and authority in the place and stead of such Grantor and in the name of such Grantor, or in its own name, from time to time during the existence of an Event of Default in Lender’s discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement and the other Credit Documents which Lender may deem necessary or advisable to accomplish the purposes hereof (but Lender shall not be obligated to and Lender shall not have any liability to such Grantor or any third party for failure to so do or take action). Except where prior notice is expressly required by the terms of this Agreement, Lender shall use commercially reasonable efforts to provide notice to the Grantors prior to taking any action taken in the preceding sentence, provided that failure to deliver such notice shall not limit Lender’s right to take such action or the validity of any such action. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. For the avoidance of doubt, Lender agrees that it will not exercise any rights under the power of attorney provided for in this Section 9.03 unless an Event of Default shall have occurred and be continuing.

Section 9.04     Continuing Security Interest and Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) be binding upon the Grantors, their respective successors and assigns and (b) inure, together with the rights and remedies of Lender hereunder, to the benefit of Lender and each of its respective permitted successors, transferees and assigns and their respective officers, directors, employees, affiliates, agents, advisors and controlling Persons; provided that, no Grantor shall assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Lender and any attempted assignment or transfer without such consent shall be null and void. Without limiting the generality of the foregoing clause (b), Lender may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lender, herein or otherwise, subject however, to the provisions of the Credit Agreement.

Section 9.05     Termination and Release.

(a)     At such time as the Secured Obligations shall have been paid in full (other than contingent indemnification obligations in which no claim has been made or is reasonably forseeable) and the Commitments have been terminated, Lender will promptly release, reassign and transfer the Pledged Collateral to the Grantors, the Pledged Collateral shall be released from all Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of Lender and each Grantor hereunder shall terminate, all without delivery of any instrument or any further action by any party, and all rights to the Pledged Collateral shall revert to the Grantors. At the sole expense of any Grantor, except as required by law, following any such termination, Lender shall deliver to such Grantor any Pledged Collateral held by Lender hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination (including, without limitation, UCC-3 termination statements or releases).

(b)     If any of the Pledged Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Lien created pursuant to this Agreement in such Pledged Collateral shall be released, and Lender, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases and other documents reasonably necessary or advisable for the release of the Liens created hereby on such Pledged Collateral; provided that Borrower shall provide to Lender evidence of such transaction’s compliance with the Credit Agreement and the other Credit Documents as Lender shall reasonably request. At the request and sole expense of Borrower, a Grantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Grantor are sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that Borrower shall have delivered to Lender, at least ten Business Days (or such shorter period reasonably acceptable to Lender) prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by Borrower stating that such transaction is in compliance with the Credit Agreement and the other Credit Documents.

Section 9.06     Modification in Writing. Except for a Joinder Agreement contemplated by Section 3.05 of this Agreement, no amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Grantor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by Lender and each Grantor to which such amendment or modification applies. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Grantor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given.

Section 9.07     Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Credit Agreement, and, (a) as to Lender, addressed to the Notice Office as set forth in the Credit Agreement, or (b) as to any Grantor, addressed to it at the address of Borrower in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party.

Section 9.08     Indemnity and Expenses.

(a)     Each Grantor hereby agrees to: (i) (A) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of Lender (including the reasonable fees and disbursements of Lender’s outside counsel) in connection with the preparation, execution, delivery and administration of this Agreement, the Credit Agreement and the other Credit Documents together with the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, and (B) after the occurrence and during the continuation of an Event of Default, pay all reasonable out-of-pocket costs and expenses of Lender in connection with the enforcement of this Agreement, the Credit Agreement, and the other Credit Documents, together with the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under the Credit Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings; and (ii) indemnify Lender and its respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors (each such Person, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) (collectively, “Damages”) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of (a) any investigation, litigation or other proceeding (whether or not Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of Borrower) related to the entering into and/or performance of this Agreement, the Credit Agreement or any other Credit Document, (b) any Collateral or Property of any Credit Party or (c) the use of any proceeds of any Loans under the Credit Agreement or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents; provided, that such indemnity shall not, as to any Indemnified Person, be available to the extent that such Damages (x) are determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person or (y) have resulted from a claim brought by any Grantor against an Indemnified Person for breach of such Indemnified Person’s obligations under any Credit Document. To the extent that the undertaking to indemnify, pay or hold harmless any Indemnified Person set forth in the preceding sentence may be unenforceable because it violates or would violate any law or public policy, Grantors shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. To the fullest extent permitted by applicable law, no Indemnified Person shall have any liability for any special, punitive, indirect or consequential damages relating to this Agreement, the Credit Agreement or any other Credit Documents or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date). This Section 9.08 shall not apply with respect to taxes other any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

(b)     Each Grantor agrees to pay or reimburse Lender for all its costs and expenses incurred in collecting against such Grantor its Secured Obligations or otherwise protecting, enforcing or preserving any rights or remedies under this Agreement and the other Credit Documents to which such Grantor is a party, including, but not limited to, the reasonable fees and other charges of counsel to Lender.

(c)     All amounts due under this Section 9.08 shall be payable not later than thirty (30) days after demand therefor, shall constitute Secured Obligations and shall bear interest if not paid when due until paid at a rate per annum equal to the highest rate per annum at which interest would be payable pursuant to Section 1.06(c) of the Credit Agreement.

(d)     Without prejudice to the survival of any other agreement of any Grantor under this Agreement or any other Credit Documents, the agreements and obligations of each Grantor contained in this Section 9.08 shall survive termination of the Credit Documents and payment in full of the Obligations and all other amounts payable under this Agreement.

Section 9.09     Governing Law, Consent to Jurisdiction and Waiver of Jury Trial. This Agreement and the other Credit Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Credit Document (except, as to any other Credit Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of Nebraska. The other provisions of Section 12.08 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

Section 9.10     Severability of Provisions. Any provision hereof which is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

Section 9.11     Counterparts; Integration; Effectiveness. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement and the other Credit Documents, and any separate letter agreements with respect to fees payable to Lender, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Except as provided in Section 5 of the Credit Agreement, this Agreement shall become effective when it shall have been executed by Lender and when Lender shall have received counterparts hereof signed by each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.12     No Release. Nothing set forth in this Agreement or any other Credit Document, nor the exercise by Lender of any of the rights or remedies hereunder, shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor’s part to be performed or observed in respect of any of the Pledged Collateral or from any liability to any Person in respect of any of the Pledged Collateral or shall impose any obligation on Lender to perform or observe any such term, covenant, condition or agreement on such Grantor’s part to be so performed or observed or shall impose any liability on Lender for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Agreement, the Credit Agreement or the other Credit Documents, or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, Lender shall not have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral. The obligations of each Grantor contained in this Section 9.12 shall survive the termination hereof and the discharge of such Grantor’s other obligations under this Agreement, the Credit Agreement and the other Credit Documents.

Section 9.13     Obligations Absolute. Each Grantor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Pledged Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description, except as otherwise provided herein. All obligations of each Grantor hereunder shall be absolute and unconditional irrespective of:

(a)     any illegality or lack of validity or enforceability of any Secured Obligation or any Credit Document or any related agreement or instrument;

(b)     any change in the time, place or manner of payment, or in any other term of, the Secured Obligations, or, except as otherwise provided in the Credit Documents, any other amendment or waiver of or any consent to any departure from any Credit Document or any related agreement or instrument, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise;

(c)     any taking, exchange, substitution, release, impairment or non-perfection of any Pledged Collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Secured Obligations;

(d)     any manner of sale, disposition or application of proceeds of any Pledged Collateral or any other collateral or other assets to all or part of the Secured Obligations;

(e)     any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations;

(f)     any change, restructuring or termination of the corporate structure, ownership or existence of any Credit Party or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Borrower or its assets or any resulting release or discharge of any Secured Obligations;

(g)     any failure of any Lender to disclose to any Credit Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Credit Party now or hereafter known to such Lender; each Grantor waiving any duty of Lender to disclose such information;

(h)     the failure of any other Person to execute or deliver this Agreement, any Joinder Agreement or any other agreement or the release or reduction of liability of any Grantor or other grantor or surety with respect to the Secured Obligations;

(i)     the failure of any Lender to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Credit Document, except as specifically set forth in a waiver granted pursuant to the provisions of Section 9.06 hereof, or otherwise;

(j)     any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, Borrower against any Lender; or

(k)     any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loans or any existence of or reliance on any representation by any Lender that might vary the risk of any Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Grantor or any other guarantor or surety.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GRANTORS:

LINK MEDIA HOLDINGS, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

LINK MEDIA ALABAMA, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

LINK MEDIA FLORIDA, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

LINK MEDIA GEORGIA, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

[EXECUTION PAGE 1 OF 3 OF SECURITY AGREEMENT]

LINK MEDIA MIDWEST, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

LINK MEDIA OMAHA, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

LINK MEDIA SERVICES, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

LINK MEDIA SOUTHEAST, LLC

By: By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

LINK MEDIA WISCONSIN, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

[EXECUTION PAGE 2 OF 3 OF SECURITY AGREEMENT]

LENDER:

FIRST NATIONAL BANK OF OMAHA

By:	/s/ David S. Erker

Name:	David S. Erker

Title:	Vice President

[EXECUTION PAGE 3 OF 3 OF SECURITY AGREEMENT]

exhibit A

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder Agreement”), dated as of [DATE], is made by [JOINING GRANTOR], a [STATE OF ORGANIZATION] [ENTITY TYPE] (the “Joining Grantor”), and delivered to FIRST NATIONAL BANK OF OMAHA, a national banking association, in its capacity as Lender (together with any successors in such capacity, “Lender”) under that certain Security Agreement, dated as of August 12, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) entered into by and among LINK MEDIA HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), and the Grantors party thereto from time to time, in favor of Lender. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement

WHEREAS, Borrower and Lender have entered into a Credit Agreement, dated as of August 12, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Joining Grantor is a Subsidiary of Borrower and required by the terms of the Credit Agreement to become a Subsidiary Guarantor (as defined in the Credit Agreement) and be joined as a party to the Security Agreement as a Grantor;

WHEREAS, this Joinder Agreement supplements the Security Agreement and is delivered by the Joining Grantor pursuant to Section 3.05 of the Security Agreement; and

WHEREAS, the Joining Grantor will materially benefit directly and indirectly from the Loans made available and to be made available to Borrower by Lender under the Credit Agreement;

NOW, THEREFORE, the Joining Grantor hereby agrees as follows with Lender:

1.     Joinder. In accordance with Section 3.05 of the Security Agreement, the Joining Grantor hereby irrevocably, absolutely and unconditionally becomes a party to the Security Agreement as a Grantor and agrees to be bound by all the terms, conditions, covenants, obligations, liabilities and undertakings of each Grantor or to which each Grantor is subject thereunder, all with the same force and effect as if the Joining Grantor were originally a signatory to the Security Agreement. Without limiting the generality of the foregoing, as collateral security for the payment and performance in full of all the Secured Obligations, the Joining Grantor hereby pledges to Lender, and grants to Lender a Lien on and security interest in and to, all of its right, title and interest in, to and under the Pledged Collateral owned by it, wherever located, and whether now existing or hereafter arising or acquired from time to time and expressly assumes all obligations and liabilities of a Grantor thereunder. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the Joining Grantor.

2.     Affirmations. The Joining Grantor hereby makes each of the representations and warranties on and as of the date hereof (after giving effect to this Joinder Agreement as if made on and as of such date) and agrees to each of the covenants applicable to the Grantors contained in the Security Agreement. The Joining Grantor also represents and warrants to Lender that (i) it has the organizational power and authority to make, deliver and perform this Joinder Agreement and has taken all necessary organizational action to authorize the execution, delivery and performance of this Joinder Agreement; (ii) no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person that has not been obtained, made or completed is required in connection with the execution, delivery and performance, validity or enforceability of this Joinder Agreement; (iii) this Joinder Agreement has been duly executed and delivered on behalf of the Joining Grantor; and (iv) this Joinder Agreement constitutes a legal, valid and binding obligation of the Joining Grantor enforceable against such Joining Grantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

3.     Supplemental Schedules. Attached to this Joinder Agreement are duly completed schedules (the “Supplemental Schedules”) supplementing the respective Schedules to the Security Agreement. The Joining Grantor represents and warrants that the information contained on each of the Supplemental Schedules with respect to such Joining Grantor and its properties is true, complete and accurate in all material respects as of the date hereof. Such Supplemental Schedules shall be deemed to be part of the Security Agreement.

4.     Severability of Provisions. Any provision hereof which is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

5.     Counterparts. This Joinder Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Joinder Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

6.     Delivery. The Joining Grantor hereby irrevocably waives notice of acceptance of this Joinder Agreement and acknowledges that the Secured Obligations are incurred, and credit extensions under the Credit Agreement and the other Credit Documents made and maintained, in reliance on this Joinder Agreement and the Joining Grantor’s joinder as a party to the Security Agreement as herein provided.

7.     Governing Law; Venue; Waiver of Jury Trial. This Joinder Agreement and the other Credit Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Joinder Agreement or any other Credit Document (except, as to any other Credit Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by and construed in accordance with the laws of the State of Nebraska. The provisions of Section 9.09 of the Security Agreement are hereby incorporated by reference as if fully set forth herein.

8.     Fees. The Joining Grantor agrees to reimburse Lender for Lender’s expenses in connection with this Joinder Agreement, including the fees, other charges and disbursements of counsel for Lender.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

[NAME OF JOINING GRANTOR]

By:

Name:

Title:

Address for Notices:

AGREED TO AND ACCEPTED:

FIRST NATIONAL BANK OF OMAHA

By:

Name:

Title:

Address for Notices:

[Supplemental Schedules to be attached]

EXHIBIT B

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (“IP Security Agreement”), dated as of August 12, 2019, is made by and between LINK MEDIA HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), and certain Subsidiaries of Borrower signatory hereto (together with Borrower and any Person which becomes a party hereto from time to time after the date hereof as provided in the Credit Agreement (as hereinafter defined), collectively, the “Grantors”, and each, a “Grantor”), in favor of FIRST NATIONAL BANK OF OMAHA, a national banking association (together with its successors and assigns, “Lender”).

WHEREAS, Borrower and Lender entered into that certain Credit Agreement dated as of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

WHEREAS, as a condition precedent to the making and maintaining of Loans by Lender under the Credit Agreement from time to time the Grantors have entered into that certain Security Agreement, dated as of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Capitalized terms used herein without definition are used as defined in the Security Agreement.

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to Lender a security interest in, among other property, certain Intellectual Property Collateral of the Grantors, and have agreed to execute and deliver this IP Security Agreement for recording with governmental authorities, including, but not limited to, the United States Patent and Trademark Office and the United States Copyright Office.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Grant of Security. Each Grantor hereby pledges and grants to Lender a security interest in and to all of the right, title, and interest of such Grantor in, to, and under the following (the “IP Collateral”):

a.     the Patents and Intellectual Property Licenses providing for the grant by or to such Grantor of any right under any Patent set forth in Schedule 1 hereto and all reissues, divisions, continuations, continuations-in-part, renewals, extensions, and reexaminations thereof and amendments thereto;

b.     the Trademarks and Intellectual Property Licenses providing for the grant by or to such Grantor of any right under any Trademark set forth in Schedule 2 hereto, together with the goodwill connected with the use thereof and symbolized thereby, and all extensions and renewals thereof, excluding only United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant, attachment, or enforcement of a security interest therein would, under applicable federal law, impair the registrability of such applications or the validity or enforceability of registrations issuing from such applications;

c.     the Copyrights and Intellectual Property Licenses providing for the grant by or to such Grantor of any right under any Copyright set forth in Schedule 3 hereto, and all extensions, reversions, and renewals thereof;

d.     all rights of any kind whatsoever of such Grantor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world;

e.     any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

f.     any and all claims and causes of action with respect to any of the foregoing, whether occurring before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right, but no obligation, to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2.     Recordation. Each Grantor authorizes the Commissioner for Patents, and the Commissioner for Trademarks, and the Register of Copyrights, and any other government officials to record and register this IP Security Agreement upon request by Lender.

3.     Credit Documents. This IP Security Agreement has been entered into pursuant to and in conjunction with the Security Agreement, which is hereby incorporated by reference. The provisions of the Security Agreement shall supersede and control over any conflicting or inconsistent provision herein. The rights and remedies of Lender with respect to the IP Collateral are as provided by the Credit Agreement, the Security Agreement, and related documents, and nothing in this IP Security Agreement shall be deemed to limit such rights and remedies.

4.     Execution in Counterparts. This IP Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this IP Security Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this IP Security Agreement.

5.     Successors and Assigns. This IP Security Agreement will be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6.     Governing Law. This IP Security Agreement and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this IP Security Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Nebraska without giving effect to any choice or conflict of law provision or rule (whether of the State of Nebraska or any other jurisdiction).

[signature page follows]

IN WITNESS WHEREOF, the Grantors have caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GRANTORS:

LINK MEDIA HOLDINGS, LLC

By:

Name:

Title:

LINK MEDIA ALABAMA, LLC

By:

Name:

Title:

LINK MEDIA FLORIDA, LLC

By:

Name:

Title:

LINK MEDIA GEORGIA, LLC

By:

Name:

Title:

LINK MEDIA MIDWEST, LLC

By:

Name:

Title:

[EXECUTION PAGE 1 OF 3 OF IP SECURITY AGREEMENT]

LINK MEDIA OMAHA, LLC By: Name: Title: LINK MEDIA SERVICES, LLC By: Name: Title: LINK MEDIA SOUTHEAST, LLC By: Name: Title: LINK MEDIA WISCONSIN, LLC By: Name: Title:

[EXECUTION PAGE 2 OF 3 OF IP SECURITY AGREEMENT]

LENDER: FIRST NATIONAL BANK OF OMAHA

By:

Name:

Title:

[EXECUTION PAGE 3 OF 3 OF IP SECURITY AGREEMENT]